As filed with the Securities and Exchange Commission on August 27, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NLS Pharmaceutics Ltd.

(Exact name of registrant as specified in its charter)

Switzerland	3841	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Puglisi & Associates
The Circle 6	850 Library Ave., Suite 204
8058 Zurich, Switzerland	Newark, DE 19711
Tel: +41.44.512.2150	Tel: (302) 738-6680
(Address, including zip code, and telephone number, including	(Name, address, including zip code, and telephone
area code, of registrant’s principal executive offices)	number, including area code, of agent for service)

Copies to:

Oded Har-Even, Esq.	Pascal Honold, Esq.
Howard E. Berkenblit, Esq.	Wenger Vieli AG
Ron Ben-Bassat, Esq.	Dufourstrasse 56
Sullivan & Worcester LLP	8034 Zurich, Switzerland
1251 Avenue of the Americas	Tel: +41.58.958.58.58
New York, NY 10020
Tel: (212) 660-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 27, 2024

Up to 3,277,750 Common Shares

Issuable Upon Exercise of Warrants

This prospectus relates to the resale, from time to time by the selling shareholders, or the Selling Shareholders, identified in this prospectus of up to 3,277,750 of our common shares, par value CHF 0.02 per share, or the Common Shares, issuable upon the exercise of warrants, issued in a private placement, concurrently with Common Shares and warrants issued in a registered direct offering, pursuant to the terms of a securities purchase agreement, dated June 28, 2024, between us and the Selling Shareholders.

The Selling Shareholders are identified in the table commencing on page 8. No Common Shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the Common Shares by the Selling Shareholders. All net proceeds from the sale of the Common Shares covered by this prospectus will go to the Selling Shareholders. We will receive cash proceeds equal to the total exercise price of warrants that are exercised for cash, of approximately $786,660, based on an exercise price of $0.24 per share (subject to adjustments) if all of the warrants are exercised. See “Use of Proceeds.” The Selling Shareholders may sell all or a portion of the Common Shares from time to time in market transactions through any market on which our Common Shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution.”

Our Common Shares trade on the Nasdaq Capital Market, or Nasdaq, under the symbol “NLSP”. On August 23, 2024, the last reported sale price of our Common Shares on Nasdaq was $0.175 per share.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2024.

i

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. Neither we nor the Selling Shareholders are offering to sell the Common Shares, nor we are seeking offers to buy the Common Shares, in any jurisdictions where offers and sales are not permitted. The information contained in this prospectus and the documents incorporated by reference into this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Common Shares.

We are organized under the laws of Switzerland and our registered office and domicile is located in Kloten (Zurich), Switzerland. Moreover, the majority of our directors and senior management are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent solely predicated upon the federal and state securities laws of the United States. See “Enforceability of Civil Liabilities” for additional information.

For investors outside of the United States: Neither we nor the Selling Shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, “we,” “us,” “our,” the “Company” and “NLS” refer to NLS Pharmaceutics Ltd., and its wholly owned subsidiary, NLS Pharmaceutics Inc., a Delaware corporation.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “dollars,” “USD” or “$” mean U.S. dollars, and references to “CHF” are to the Swiss Franc. U.S. dollar translations of CHF amounts presented in this prospectus were done on different dates in accordance with the date as of such entry in the Company’s books and are derived from our audited financial statements incorporated by reference in this prospectus. U.S. dollar translations of CHF amounts presented in this prospectus that are not derived from our audited financial statements incorporated by reference in this prospectus are translated using the rate of CHF 1.00 to $1.19, based on the exchange rate provided by the Swiss Federal Tax Administration on December 31, 2023.

ii

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Shareholders identified in this prospectus may offer from time to time up to 3,277,750 Common Shares issuable and to be created by the Company upon the exercise of warrants issued in a private placement, concurrently with Common Shares issued in a registered direct offering, pursuant to the terms of a securities purchase agreement, dated June 28, 2024, between us and the Selling Shareholders.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Shares. Before you decide to invest in our Common Shares, you should read the entire prospectus carefully, including the “Risk Factors” section, and the financial statements and related notes thereto and the other information incorporated by reference herein.

The Company

We are a clinical-stage biopharmaceutical company focused on the discovery and development of innovative therapies for patients with rare and complex central nervous system, or CNS, disorders with unmet medical needs. Our lead compound mazindol, a triple monoamine reuptake inhibitor and partial orexin receptor 2 agonist, in a proprietary extended-release, or ER, formulation, is being developed for the treatment of narcolepsy (lead indication) and attention deficit hyperactivity disorder, or ADHD (follow-on indication). We believe that this dual mechanism of action will also enable mazindol ER to provide potential therapeutic benefit in other rare and complex CNS disorders. CNS disorders are a diverse group of conditions that include neurological, psychiatric, and substance use disorders. However, treatment options for these conditions are often limited, inadequate or nonexistent, and the development of new CNS treatments generally trails behind other therapeutic areas. We are pursuing the development of the next generation of CNS therapies with high medical impact to address this critical and growing unmet need. Our dual development strategy is designed to optimize the outcome of our clinical programs by developing new chemical entities from known molecules with strong scientific rationale, and also by re-defining previously approved molecules with well-established tolerability and safety profiles, as determined by applicable regulatory agencies. We believe that our streamlined clinical development approach has the potential to advance our product candidates rapidly through early-stage clinical trials, while carrying an overall lower development risk. A lower development risk, we believe, exists with respect to the development of our lead product candidate, Quilience, and follow-on product candidate, Nolazol, due to their use of mazindol as the active ingredient, which was previously approved and marketed in the United States, Japan and Europe to manage exogenous obesity (obesity caused by overeating). As further described in our Report on Form 6-K filed on July 30, 2024, we entered into a binding term sheet on July 29, 2024 with respect to a merger with Kadimastem Ltd., or Kadimastem. See “Risk Factors.”

June 2024 Offerings

On June 28, 2024, we entered into a securities purchase agreement, or the June Purchase Agreement, providing for the issuance in a registered direct offering of 3,277,750 Common Shares, at a purchase price of $0.24 per share. The offering closed on July 1, 2024. In addition, pursuant to the June Purchase Agreement, the investors received unregistered warrants, or the Common Warrants, to purchase up to an aggregate of 3,277,750 Common Shares at an exercise of $0.24 per share in a concurrent private placement. The Common Warrants were immediately exercisable upon issuance and will expire five years following the date of issuance. We have agreed that from the date of the June Purchase Agreement until one year after the closing date of the offering, we shall not enter into an agreement to effect any issuance by us or any of our subsidiaries of Common Shares or Common Share equivalents (or a combination of units thereof) involving a variable rate transaction. The offering resulted in gross proceeds to the Company of $786,660. We intend to use the net proceeds from the offering for working capital and general corporate purposes, which includes research and development, to advance our technology and general corporate purposes and pursuing strategic opportunities including expanding our pipeline.

Corporate Information

Our registered office and principal executive offices are located at The Circle 6, 8058 Zurich, Switzerland. Our telephone number in Switzerland is +41.44.512.2150. Our website address is https://nlspharma.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

THE OFFERING

This prospectus relates to the resale by the Selling Shareholders identified in this prospectus of up to 3,277,750 Common Shares issuable and to be created upon the exercise of warrants issued in a private placement, concurrently with a registered direct offering, pursuant to the terms of the June Purchase Agreement. All of the Common Shares, when sold, will be sold by the Selling Shareholders. The Selling Shareholders may sell their Common Shares from time to time at prevailing market prices. We will not receive any proceeds from the sale of the Common Shares by the Selling Shareholders. However, we will receive cash proceeds equal to the total exercise price of the warrants that are exercised for cash, of approximately $786,660, based on an exercise price of $0.24 per Common Share (subject to adjustments, if any), if all of the warrants are exercised. The Company intends to use the proceeds, if any, from such warrant exercises for working capital and general corporate purposes.

Common Shares currently issued and outstanding	46,877,986 Common Shares.

Common Shares offered by the Selling Shareholders	Up to 3,277,750 Common Shares.

Use of proceeds	We will not receive any proceeds from the sale of the Common Shares by the Selling Shareholders. However, we will receive cash proceeds equal to the total exercise price of the warrants that are exercised for cash, of approximately $786,660, based on an exercise price of $0.24 per Common Share (subject to adjustments, if any), if all of the warrants are exercised. The Company intends to use the proceeds, if any, from such warrant exercises for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our Common Shares involves a high degree of risk. You should read the “Risk Factors” section starting on page 3 of this prospectus, and other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in the Common Shares.

Nasdaq Capital Market symbol	Our Common Shares are listed on the Nasdaq Capital Market under the symbol “NLSP.”

Unless otherwise indicated, the number of Common Shares outstanding prior to and after this offering is based on 46,877,986 Common Shares outstanding, after the registration of the capital increase resolved on July 3, 2024, and excludes the following:

●	warrants to purchase 5,265,168 Common Shares issued in our initial public offering;

●	warrants to purchase 144,578 Common Shares issued to the underwriter in our initial public offering;

●	warrants to purchase 12,107,615 of our Common Shares;

●	the issuance of 3,277,750 Common Shares issuable and to be created upon exercise of the Common Warrants issued in the concurrent private placement;

●	options to purchase 1,554,869 of our Common Shares; and

●	pre-funded warrants to purchase up to 5,747,127 of our Common Shares.

RISK FACTORS

An investment in the Common Shares involves a high degree of risk. We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties. You should consider carefully the risk factor described below and the risks described under the caption “Item 3. Key Information - D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2023, or the 2023 Annual Report, which is incorporated by reference in this prospectus, before deciding whether to invest in the Common Shares. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of the Common Shares to decline, and you may lose all or part of your investment.

Our ability to successfully complete mergers and acquisitions, including the transaction contemplated by our recent binding term sheet with Kadimastem is subject to significant risks and uncertainties.

We entered into a binding term sheet on July 29, 2024 with respect to a merger with Kadimastem. Although the term sheet is binding, the companies signatory to it may not ultimately complete the merger. There may be delays in closing the transaction or the transaction may not close at all, due to factors such as insufficient liquidity, new information discovered during due diligence, changes in market conditions, or other unforeseen circumstances. Even if the transaction is completed, integrating the new business may present challenges, including aligning operations, systems, and cultures, as well as retaining key personnel. Additionally, we may face unanticipated financial or business liabilities that could adversely affect our existing operations. A failure to complete this transaction could negatively impact our liquidity.

Acquisitions may also require significant capital investment, potentially resulting in increased debt or shareholder dilution. Management’s focus may be diverted from other business priorities, potentially affecting overall company performance. The failure to successfully integrate businesses or achieve the anticipated synergies and benefits could negatively impact our business, financial condition, and results of operations. In summary, mergers and acquisitions, while potentially beneficial, carry substantial risks that could materially harm our company if not managed effectively.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Our Business and “Use of Proceeds” and elsewhere in this prospectus, including in our 2023 Annual Report, or incorporated by reference herein constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our product candidates, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	the regulatory pathways that we may elect to utilize in seeking European Medicines Agency, or EMA, the U.S. Food and Drug Administration, or FDA, and other regulatory approvals;

●	that our financial position raises substantial doubt about our ability to continue as a going concern;

●	our ability to maintain listing and effectively comply with the listing requirements of The Nasdaq Stock Market LLC, or Nasdaq;

●	the completion and timing of the transaction contemplated by our binding term sheet with Kadimastem are uncertain, and the risk that the transaction may not close as expected or at all;

●	our ability to drive revenue growth, enhance research and development capabilities, and improve financial performance as a result of the potential merger with Kadimastem is subject to uncertainties, including unforeseen costs and integration issues;

●	the re-scheduling of Mazindol ER in the United States by the U.S. Drug Enforcement Agency following approval by the FDA;

●	the launch of a different formulation or different dosage of Mazindol by another company;

●	the use of Quilience (Mazindol ER) in a compassionate use program, or CUP, and the results thereof;

●	obtaining EMA and FDA approval of, or other regulatory action in Europe or the United States and elsewhere with respect to, Quilience, Nolazol NLS-4, or other product candidates that we may seek to develop;

●	the commercial launch and future sales of Quilience and/or Nolazol, or any other future product candidates;

●	the dosage of Quilience, Nolazol, and or any of our pipeline drugs;

●	our ability to move NLS-3, NLS-8, NLS-11, NLS-12 and any of our Aexon Labs (Dual) Orexin compounds (recently secured through an in-license) into investigational new drug enabling studies;

●	our expectations regarding the timing of commencing further clinical trials, the process entailed in conducting each such trial, including dosages, and the order of such trials with each of our product candidates or whether such trials will be conducted at all;

●	improved convenience relating to the prescription of and use of Nolazol for prescribers and patients (and their parents);

●	our expectations regarding the supply of mazindol;

●	third-party payor reimbursement for Quilience, Nolazol, and or any of our pipeline drugs;

●	our estimates regarding anticipated expenses, capital requirements and our needs for additional financing;

●	changes to the narcolepsy patient market size and market adoption of Quilience by physicians and patients;

●	the timing, cost, regulatory approvals or other aspects of the commercial launch of Quilience and Nolazol;

●	submission of a Marketing Authorisation Application and New Drug Application with the EMA and FDA for Quilience, Nolazol, and or any of our pipeline drugs, respectively;

●	completion and receiving favorable results of clinical trials for Quilience, Nolazol, and or any of our pipeline drugs;

●	issuance of patents to us by the U.S. Patent and Trademark Office and other governmental patent agencies;

●	new issuances of orphan drug designations;

●	the overall global political and economic environment in the countries in which we operate;

●	the development and approval of the use of mazindol for additional indications other than narcolepsy and attention deficit hyperactivity disorder, or ADHD;

●	the development and commercialization, if any, of any other product candidates that we may seek to develop;

●	the use of mazindol controlled release for treatment of additional indications other than narcolepsy, idiopathic hypersomnia and ADHD; and

●	the ability of our management team to lead the development of our product candidates, conclude a strategic partnership deal for Mazindol or any of our pipeline compounds.

These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this in greater detail under the heading “Risk Factors” and elsewhere in this prospectus and the documents incorporated herein by reference. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Common Shares by the Selling Shareholders. All net proceeds from the sale of the Common Shares will go to the Selling Shareholders.

We may receive proceeds from the exercise of the warrants to the extent that the warrants are exercised for cash. If all of the warrants are exercised for cash, the proceeds to the Company would be approximately $786,660, based on an exercise price of $0.24 per share (subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Common Shares). We expect to use the net proceeds of such warrant exercises, if any, together with our existing cash for working capital and general corporate purposes. We can make no assurances that any of the warrants will be exercised, or if exercised, the quantity which will be exercised or the period in which they will be exercised.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2023:

●	on an actual basis;

●	on a pro forma basis to give effect to the net proceeds to us from (i) the sale of 7,000,000 Common Shares at a purchase price of $0.25 per share on March 22, 2024, and (ii) the sale of 3,277,750 Common Shares at a purchase price of $0.24 per share on July 1, 2024; and

●	on a pro forma as adjusted basis to also give effect to the issuance of 3,277,750 Common Shares issuable and to be created upon exercise of the Common Warrants issued in the concurrent private placement.

The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus, including the section entitled “Item 5. Operating and Financial Review and Prospects” and our financial statements and related notes included in our 2023 Annual Report, incorporated by reference herein.

	As of December 31, 2023
U.S. dollars in thousands	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents	$897,680	2,850,501	3,615,045
Liability:
Related party short-term loan	1,633,746	1,633,746	1,633,746
Shareholders’ equity:
Common Shares, par value of CHF 0.02 ($0.02): 35,671,780 shares outstanding actual, 42,706,630 shares outstanding pro forma and 45,984,380 shares outstanding pro forma as adjusted	733,413	874,110	939,665
Treasury shares, par value of CHF 0.02 ($0.02): 3,242,887	(64,858)	-	-
Additional paid-in capital	61,029,437	62,982,258	63,746,802
Accumulated other comprehensive loss	(158,071)	(158,071)	(158,071)
Accumulated deficit	(70,373,484)	(70,373,484)	(70,373,484)
Total shareholders’ equity	(8,833,563)	(6,675,187)	(5,845,088)

Total capitalization	$(8,833,563)	(6,675,187)	(5,845,088)

The above discussion and table are based on 35,671,780 Common Shares outstanding as December 31, 2023.

SELLING SHAREHOLDERS

The Common Shares being offered by the Selling Shareholders consist of 3,277,750 Common Shares issuable and to be created upon the exercise of Common Warrants issued in a private placement, concurrently with Common Shares issued in a registered direct offering, pursuant to the terms of a securities purchase agreement, dated June 28, 2024, between us and the Selling Shareholders. Pursuant to the terms of the securities purchase agreement, we agreed to create and register the shares issuable upon the exercise of the warrants issued as part of the concurrent private placement.

Other than the relationships described herein, to our knowledge, the Selling Shareholders are not employees or suppliers of ours or our affiliates. Within the past three years, other than the relationships described herein, the Selling Shareholders have not held a position as an officer or a director of ours, nor have any of the Selling Shareholders had any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the Selling Shareholders, unless otherwise noted. The Common Shares being offered are being registered to permit public secondary trading of such Common Shares and each Selling Shareholders may offer all or part of the Common Shares it owns for resale from time to time pursuant to this prospectus. None of the Selling Shareholders have any family relationships with our officers, directors or controlling shareholders.

The term “Selling Shareholder(s)” also includes any transferees, pledgees, donees, or other successors in interest to the Selling Shareholders named in the table below. Unless otherwise indicated, to our knowledge, the person named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the Common Shares set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to the named Selling Shareholders who are able to use this prospectus to resell the Common Shares offered hereby.

To the extent a Selling Shareholder is an affiliate of broker dealers and any participating broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such selling shareholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and includes Common Shares with respect to which the Selling Shareholder has voting and investment power. The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the Common Shares held by the Selling Shareholders. The second column lists the number of Common Shares beneficially owned by the Selling Shareholders based on their ownership of Common Shares as of August 27, 2024.

The third column lists the maximum number of Common Shares being offered by this prospectus by the Selling Shareholders. The number of shares that may actually be sold by the Selling Shareholders may be fewer than the number of shares being offered by this prospectus.

The fourth column assumes the sale of all of the Common Shares offered by the Selling Shareholder pursuant to this prospectus. The table below in the first column lists the Selling Shareholders and other information regarding the beneficial ownership of the Common Shares held by them.

In accordance with the terms of the June Purchase Agreement with the Selling Shareholders, this prospectus generally covers the resale of the maximum number of Common Shares issuable upon exercise of the Common Warrants issued to them in the private placement. Because the number of Common Shares may be adjusted for reverse and forward share splits, share dividends, share combinations and other similar transactions, the number of Common Shares that will actually be issued may be more or less than the number of Common Shares being offered by this prospectus. Under the terms of the warrants, a Selling Shareholder may not exercise the warrants to the extent such exercise would cause such Selling Shareholder, together with its affiliates, to beneficially own a number of Common Shares which would exceed 4.99% of our then outstanding Common Shares following such exercise, excluding for purposes of such determination, Common Shares not yet issuable upon exercise of the warrants which have not been exercised. The number of Common Shares does not reflect this limitation. The Selling Shareholders may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

	Number of Common Shares Owned Prior to Offering			Maximum Number of Common Shares to be Offered Pursuant to this	Number of Common Shares Owned After Offering
Name of Selling Shareholder	Number(1)		Percent(5)	Prospectus	Number(2)	Percent(5)
Armistice Capital, LLC	2,339,211	(3)	4.99%	2,500,000	2,502,771	4.99%
Intracoastal Capital LLC	867,750	(4)	1.85%	777,750	90,000	*	%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Common Shares subject to options or warrants currently exercisable, or exercisable within 60 days of August 27, 2024, are counted as outstanding for computing the percentage of the Selling Shareholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other Selling Shareholder.

(2)	Assumes the sale of all Common Shares being offered pursuant to this prospectus.

(3)

The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company, or the Master Fund, and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC, or Armistice Capital, as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Shareholder from exercising that portion of the warrants that would result in the Selling Shareholder and its affiliates owning, after exercise, a number of Common Shares in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(4)	Consists of 90,000 Common Shares issuable upon the exercise of Common Warrants. The securities in the foregoing sentence are held by Intracoastal Capital LLC, which is controlled by Mitchell P. Kopin and Daniel B. Asher, its managers, who are deemed to have beneficial ownership of such securities. The address of Intracoastal Capital LLC is 245 Palm Trail, Delray Beach, FL 33483.

(5)	Assumes the full exercise of warrants, subject to the beneficial ownership limitations contained in such warrants.

PLAN OF DISTRIBUTION

We are registering the Common Shares underlying warrants previously issued to the Selling Shareholders, to permit the resale of these Common Shares by the holder of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the Common Shares.

Each Selling Shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay all fees and expenses incurred by us incident to the registration of the Common Shares. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep the registration statement of which this prospectus forms a part effective until no purchaser of the warrants owns any warrants or Common Shares issuable upon exercise thereof.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We will pay the expenses of the registration of the Common Shares, estimated to be $22,084.66 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Shareholders will pay all underwriting discounts and selling commissions, if any.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$84.66
Printer fees and expenses	$1,000
Legal fees and expenses	$15,000
Accounting fees and expenses	$5,000
Miscellaneous	$1,000
Total	$22,084.66

LEGAL MATTERS

Certain legal matters concerning this prospectus will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus will be passed upon for us by Wenger Vieli AG, Zurich, Switzerland.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers AG, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of Switzerland and our registered office and domicile is located in Kloten (Zurich), Switzerland. Moreover, a majority of our directors and senior management are not residents of the United States, and all or a substantial portion of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States.

We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

Switzerland and the United States do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

●	the non-Swiss court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

●	the judgment of such non-Swiss court has become final or non-appealable by ordinary appeal;

●	the judgment does not contravene Swiss public policy;

●	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

●	no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Common Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our senior management, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We maintain a corporate website at https://nlspharma.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	our Annual Report on Form 20-F for the year ended December 31, 2023, filed on May 15, 2024;

●	our Reports on Form 6-K filed on May 22, 2024, May 24, 2024, May 28, 2024, May 31, 2024, June 6, 2024, June 11, 2024 (the first paragraph and the sections titled “Key Highlights”, and “Forward-Looking Statements” in the press release furnished as Exhibit 99.1 only), June 25, 2024, June 25, 2024, June 27, 2024, July 1, 2024, July 30, 2024 (the first eight paragraphs and the section titled “Safe Harbor Statement” in the press release furnished as Exhibit 99.1 only), August 14, 2024, August 15, 2024, and August 26, 2024; and

●	the description of our Common Shares contained in our Registration Statement on Form 8-A filed with the SEC on January 28, 2021, as amended by Exhibit 2.1 to the 2023 Annual Report, and including any further amendment or report to be filed for the purpose of updating such description.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address: The Circle 6, 8058 Zurich, Switzerland, Attention: Chief Financial Officer.

Up to 3,277,750 Common Shares

Issuable Upon Exercise of Warrants

PROSPECTUS

                    , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees

Under Swiss law, a corporation may indemnify its directors or officers against losses and expenses (except for such losses and expenses arising from willful misconduct or negligence, although legal scholars advocate that at least gross negligence be required; however, some scholars also advocate that with any breach of duty, indemnification by the Company is not permissible), including attorney’s fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of, or serving at the request of, the corporation.

Subject to Swiss law, our articles of association provide for indemnification of the existing and former members of our board of directors, senior management, and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permit us to advance the expenses of defending any act, suit or proceeding to members of our board of directors and senior management.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of his or her duties under the employment agreement with the Company.

We have entered into indemnification agreements with each of the members of our board of directors and senior management in the form to be filed as an exhibit to this registration statement upon the completion of this offering. We have also obtained directors’ and officers’ liability insurance to cover certain actions undertaken by our board of directors and senior management.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 7. Recent Sales of Unregistered Securities

Set forth below are the sales of all securities by the Company since August 2021, which were not registered under the Securities Act. The Company believes that each of such issuances was exempt from registration under the Securities Act in reliance on Sections 3(a)(9) and 4(a)(2) of the Securities Act and/or Regulation S under the Securities Act.

On June 28, 2024, we entered into a securities purchase agreement, or the June Purchase Agreement, for a registered direct offering of 3,277,750 Common Shares at $0.24 per share, raising gross proceeds of $786,660. The investors also received unregistered warrants to purchase an equal number of shares, exercisable at the same price immediately and expiring five years from issuance. We have agreed not to engage in variable rate transactions for one year following the closing of the offering, and the net proceeds will be used for working capital, research, development, and strategic opportunities. In addition, the Company issued to H.C. Wainwright & Co., LLC, or the Placement Agent, or its designees, (i) Series A placement agent warrants, or the Series A Placement Agent Warrants, to purchase up to an aggregate of 215,022 Common Shares and (ii) Series B placement agent warrants, or the Series B Placement Agent Warrants and, together with the Series A Placement Agent Warrants, the Placement Agent Warrants, to purchase up to an aggregate of 14,421 Common Shares (each of (i) and (ii) representing 7.0% of the Common Shares sold in the offering), which each have an exercise price equal to $0.30 per share. The Series A Placement Agent Warrants are immediately exercisable from the date of issuance until the five year anniversary of the commencement of sales in the offering. The Series B Placement Agent Warrants are exercisable from the date that the Company (i) obtains approval from its shareholders to increase the number of its authorized Common Shares to an amount sufficient to allow the Company to issue all of the Common Shares underlying the Series B Placement Agent Warrants and (ii) effects such increase, until the five year anniversary of the commencement of sales in the offering

On March 22, 2024, we issued 3,500,000 Common Shares at a purchase price of $0.25 per Common Share, for aggregate gross proceeds of $1,750,000.

On December 13, 2022, we issued 5,747,126 Common Shares and pre-funded warrants to purchase 5,747,127 Common Shares at a purchase price of $0.87 per Common Share and $0.87 per pre-funded warrant, for aggregate gross proceeds of $10 million.

On September 30, 2022, we issued 5,194,802 Common Shares, at a purchase price of $0.77 per share, and warrants to purchase up to an aggregate of 2,597,400 Common Shares at an exercise of $0.70 per share. At the closing of the offering, our existing short-term notes, with an aggregate principal balance of $1.53 million plus all accrued interest, that were issued in August 2022, were automatically converted into 2,516,429 Common Shares and the holders received 307,844 Common Shares issuable upon the exercise of the short term note original warrants, at an exercise of $0.4970 per share, which expire 24 months following their issuance on August 19, 2022, and warrants to purchase up to 1,258,215 Common Shares with an exercise price of $0.70, that are exercisable six months after their issuance and will expire five years following the date that the warrants are initially exercisable.

On April 25, 2022, we issued warrants to purchase up to an aggregate of 3,150,000 Common Shares at an exercise of $1.04 per share. The warrants will be exercisable six months after their issuance and will expire five and a half years following their issuance. Upon the exercise of the warrants, the Company will create the respective amount of Common Shares.

On October 19, 2021, we issued 1,313,232 of our Common Shares to YA II PN, LTD., a Cayman Islands exempt limited partnership, or YA, for aggregate gross proceeds of $2.5 million. In addition, on October 19, 2021, we issued 26,203 of our Common Shares to YA as partial consideration for its irrevocable commitment to purchase our Common Shares under the Standby Equity Distribution Agreement.

Item 8. Exhibits and Financial Statement Schedules

Exhibits:

Exhibit Number	Exhibit Description
3.1	Amended and Restated Articles of Association of NLS Pharmaceutics Ltd. (filed as Exhibit 99.1 to Form 6-K (File No. 001-39957) filed on April 15, 2024).
4.1	Form of Common Warrant (filed as Exhibit 4.1 to form 6-K (File No. 001-39957) filed on March 21, 2024).
4.2	Form of Common Warrant (filed as Exhibit 4.1 to form 6-K (File No. 001-39957) filed on July 1, 2024).
4.3	Form of Placement Agent Warrant (filed as Exhibit 4.2 to form 6-K (File No. 001-39957) filed on March 21, 2024).
4.4	Form of Series A Placement Agent Warrant (filed as Exhibit 4.2 to Form 6-K (File No. 001-39957) filed on July 1, 2024).
4.5	Form of Series B Placement Agent Warrant (filed as Exhibit 4.3 to Form 6-K (File No. 001-39957) filed on July 1, 2024).
5.1*	Opinion of Wenger Vieli AG, Swiss counsel to NLS Pharmaceutics Ltd.
10.1	Standby Equity Distribution Agreement dated September 27, 2021 between YA II PN Ltd. and the Company (filed as Exhibit 99.1 to Form 6-K (File No. 001-39957) filed on September 28, 2021).
10.2	Amendment No. 1 to Standby Equity Distribution Agreement, dated December 14, 2021, between YA II PN Ltd. and the Company (filed as Exhibit 99.1 to Form 6-K (File No. 001-39957) filed on December 15, 2021).
10.3	Share Option Plan Regulation 2021 (filed as Exhibit 99.1 to Form 6-K (File No. 001-39957) filed on December 22, 2021).
10.4	At-the-Market Sales Agreement, or the Sales Agreement, with Virtu Americas LLC, dated March 3, 2022 (filed as Exhibit 1.1 to Form 6-K (File No. 001-39957) filed on March 4, 2022).
10.5	Form of Common Warrant (filed as Exhibit 99.1 to Form 6-K (File No. 001-39957) filed December 8, 2022).
10.6	Form of Pre-Funded Warrant (filed as Exhibit 99.2 to Form 6-K (File No. 001-39957) filed December 8, 2022).
10.7	Form of Securities Purchase Agreement, dated April 13, 2022, by and between NLS Pharmaceutics Ltd. and the purchasers named therein (filed as Exhibit 10.1 to Form 6-K (File No. 001-39957) filed April 14, 2022).
10.8	Placement Agent Agreement, dated April 13, 2022, by and between NLS Pharmaceutics Ltd. and A.G.P./Alliance Global Partners (filed as Exhibit 10.2 to Form 6-K (File No. 001-39957) filed April 14, 2022).
10.9	Form of Common Warrant (filed as Exhibit 4.1 to Form 6-K File No. 001-39957) filed April 14, 2022).
10.10	Form of Pre-Funded Warrant (filed as Exhibit 4.2 to Form 6-K (File No. 001-39957) filed April 14, 2022).
10.11	Form of Short Term Note Agreement (filed as Exhibit 99.1 to Form 6-K (File No. 001-39957) filed August 23, 2022).
10.12	Form of Common Warrant (filed as Exhibit 99.1 to Form 6-K (File No. 001-39957) filed October 3, 2022).
10.13	Form of Securities Purchase Agreement, dated September 30, 2022, by and between NLS Pharmaceutics Ltd. and the purchasers named therein (filed as Exhibit 99.2 to Form 6-K (File No. 001-39957) filed October 3, 2022).
10.14	Securities Purchase Agreement, by and between NLS Pharmaceutics Ltd. and funds affiliated with BVF Partners L.P., or collectively, BVF, dated December 6, 2022 (filed as Exhibit 99.3 to Form 6-K (File No. 001-39957) filed December 8, 2022).
10.15	License Agreement dated February 2019 between Eurofarma Laboratorios S.A. and the Company (filed as Exhibit 10.14 to form F-1 (File No. 333-236797) filed on February 28, 2020).
10.16	License Agreement by and between NLS Pharmaceutics Ltd. and Novartis Pharma AG, dated March 10, 2021 (filed as Exhibit 4.6 to annual report on Form 20-F filed on May 14, 2021).
10.17	Amendment No. 1 to Pre-Funded Warrant dated April 26, 2023 between NLS Pharmaceutics Ltd. and the pre-funded warrant holders named therein (filed as Exhibit 4.17 to annual report on Form 20-F filed on May 15, 2024).
10.18	License Agreement by and between NLS Pharmaceutics Ltd. and Aexon Labs Inc., dated March 19, 2024 (filed as Exhibit 4.18 to annual report on Form 20-F filed on May 15, 2024).
10.19	Form of Securities Purchase Agreement, dated March 20, 2024, by and between NLS Pharmaceutics Ltd. and the purchasers named therein (filed as Exhibit 10.1 to Form 6-K (File No. 001-39957) filed March 21, 2024).
10.20	Form of Securities Purchase Agreement, dated June 28, 2024, by and between NLS Pharmaceutics Ltd. and the purchasers named therein (filed as Exhibit 10.1 to Form 6-K (File No. 001-39957) filed July 1, 2024).
10.21*	Binding Term Sheet, dated July 28, 2024, by and between NLS Pharmaceutics Ltd. and Kadimastem Ltd.
23.1*	Consent of PricewaterhouseCoopers AG.
23.2*	Consent of Wenger Vieli AG, Swiss counsel to NLS Pharmaceutics Ltd. (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
107*	Filing fee table.

*	Filed herewith.

Financial Statement Schedules:

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the Company’s financial statements and related notes thereto.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

i.	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Zurich, Switzerland on August 27, 2024.

NLS Pharmaceutics Ltd.

By:	/s/ Alexander Zwyer
Alexander Zwyer
Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of NLS Pharmaceutics Ltd. hereby constitute and appoint Alexander Zwyer with full power of substitution, as our true and lawful attorney-in-fact and agent to take any actions to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement on Form F-1, including the power and authority to sign for us in our names in the capacities indicated below any and all further amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act, this registration statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alexander Zwyer	Chief Executive Officer and Director	August 27, 2024
Alexander Zwyer	(Principal Executive Officer)

/s/ Elena Thyen-Pighin	Chief Financial Officer	August 27, 2024
Elena Thyen-Pighin	(Principal Financial and Accounting Officer)

/s/ Ronald Hafner	Chairman of the Board of Directors	August 27, 2024
Ronald Hafner

/s/ Florence Allouche Aknin	Director	August 27, 2024
Florence Allouche Aknin

/s/ Claudio L. A. Bassetti	Director	August 27, 2024
Claudio L. A. Bassetti

/s/ Gian-Marco Rinaldi de la Cruz	Director	August 27, 2024
Gian-Marco Rinaldi de la Cruz

/s/ Audrey Greenberg	Director	August 27, 2024
Audrey Greenberg

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of NLS Pharmaceutics Ltd., has signed this registration statement on August 27, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director